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BOYD GAMING CORPORATION                                             EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ IN THOUSANDS, EXCEPT FOR RATIOS)
(UNAUDITED)



                                                Six Months Ended                   Years Ended
                                                     June 30,                      December 31,
                                              ----------------------    -----------------------------------
                                                2001          2000        2000         1999         1998
                                              ---------    ---------    ---------    ---------    ---------
Earnings Calculation:
  Income (loss) before provision (benefit)
  for income taxes, cumulative effect of a
  change in accounting principle and
  extraordinary items                         $  24,313    $ 103,614    $ 102,057    $  67,634    $  49,891

Add:
   Interest expense                              39,407       39,368       79,303       69,230       74,162
   Interest component of rent expense             1,050          803        1,767        1,470        1,065
                                              ---------    ---------    ---------    ---------    ---------
     Earnings available for fixed charges     $  64,770    $ 143,785    $ 183,127    $ 138,334    $ 125,118
                                              =========    =========    =========    =========    =========

Fixed charges:
  Interest expense                            $  39,407    $  39,368    $  79,303    $  69,230    $  74,162
  Capitalized interest                            6,571        2,249        6,253        1,786           --
  Interest component of rent expense              1,050          803        1,767        1,470        1,065
                                              ---------    ---------    ---------    ---------    ---------
     Total fixed charges                      $  47,028    $  42,420    $  87,323    $  72,486    $  75,227
                                              =========    =========    =========    =========    =========

   Ratio of earnings to fixed charges              1.4x         3.4x         2.1x         1.9x         1.7x
                                              =========    =========    =========    =========    =========


                                                  Six Months        Fiscal Year Ended
                                                    Ended              June 30,
                                                December 31,   ------------------------
                                                    1997         1997           1996
                                                ------------   ----------     ---------
Earnings Calculation:
  Income (loss) before provision (benefit)
  for income taxes, cumulative effect of a
  change in accounting principle and
  extraordinary items                             $  20,836    $ (105,448)    $  49,600

Add:
   Interest expense                                  37,571        61,672        52,360
   Interest component of rent expense                   595         1,072           960
                                                  ---------    ----------     ---------
     Earnings available for fixed charges         $  59,002    $  (42,704)    $ 102,920
                                                  =========    ==========     =========

Fixed charges:
  Interest expense                                $  37,571    $   61,672     $  52,360
  Capitalized interest                                   --         3,200         4,600
  Interest component of rent expense                    595         1,072           960
                                                  ---------    ----------     ---------
     Total fixed charges                          $  38,166    $   65,944     $  57,920
                                                  =========    ==========     =========

   Ratio of earnings to fixed charges                  1.6x        (0.6)x          1.8x
                                                  =========    ==========     =========
   Deficit                                                     $ (108,648)